UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 8, 2016

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Address of principal executive offices) (Zip code)

(206) 582-1600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2016, Juno Therapeutics, Inc. (“Juno”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with AbVitro, Inc. (“AbVitro”), P Acquisition Corporation, P Acquisition LLC, Fortis Advisors LLC, as representative of AbVitro securityholders, and those stockholders of AbVitro made party thereto by joinder. Pursuant to the Merger Agreement, Juno acquired AbVitro through a merger transaction on that same day (the “Acquisition”).

In consideration for the Acquisition, Juno agreed to pay approximately $78 million in cash and to issue 1,289,193 shares of Juno’s common stock. A portion of the Acquisition consideration is subject to an escrow, as partial security for the indemnification obligations of the AbVitro securityholders pursuant to the Merger Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Acquisition, Juno issued an aggregate of 1,289,193 unregistered shares of Juno’s common stock to a total of 11 AbVitro stockholders. The offer, sale, and issuance of the Juno shares were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. The Merger Agreement requires that Juno provide the holders of these Juno shares with limited “piggy-back” registration rights pursuant to its existing or a new registration rights agreement.

Item 7.01 Regulation FD Disclosure.

On January 11, 2016, Juno released a press release concerning the Acquisition, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Juno also released an updated corporate presentation, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless Juno expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1#+†	Agreement and Plan of Reorganization, dated January 11, 2016, by and among the registrant, P Acquisition Corporation, P Acquisition LLC, AbVitro, Inc., Fortis Advisors LLC, as securityholders’ representative, and those AbVitro stockholders made party thereto by joinder.

99.1	Press release dated January 11, 2016

99.2	Juno Therapeutics, Inc. Corporate Presentation – January 2016

#	The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to AbVitro, Juno, or the Acquisition.
+	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.
†	The exhibits and schedules to this agreement have been omitted in reliance on Item 601(b)(2) of Regulation S-K promulgated by the SEC, and a copy thereof will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNO THERAPEUTICS, INC.

Date: January 11, 2016	By:	/s/ Bernard J. Cassidy
	Name:	Bernard J. Cassidy
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1#+†	Agreement and Plan of Reorganization, dated January 11, 2016, by and among the registrant, P Acquisition Corporation, P Acquisition LLC, AbVitro, Inc., Fortis Advisors LLC as securityholders’ representative, and those AbVitro stockholders made party thereto by joinder

99.1	Press release dated January 11, 2016

99.2	Juno Therapeutics, Inc. Corporate Presentation – January 2016

#	The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to AbVitro, Juno, or the Acquisition.
+	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.
†	The exhibits and schedules to this agreement have been omitted in reliance on Item 601(b)(2) of Regulation S-K promulgated by the SEC, and a copy thereof will be furnished supplementally to the SEC upon its request.